PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	November 2,	November 3,
	2014	2013
Cash flows from operating activities:
Net income	$32,035	$19,576
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on acquisition	(16,372)	-
Depreciation and amortization	80,136	72,942
Changes in assets and liabilities and other	562	6,883

Net cash provided by operating activities	96,361	99,401

Cash flows from investing activities:
Purchases of property, plant and equipment	(91,085)	(63,792)
Cash from acquisition	4,508	-
Other	(908)	(2,445)

Net cash used in investing activities	(87,485)	(66,237)

Cash flows from financing activities:
Repayments of long-term borrowings	(29,782)	(8,314)
Purchase of common stock of subsidiary	-	(32,374)
Payment of deferred financing fees	(346)	(40)
Proceeds from share-based arrangements	1,298	884
Other	(711)	-

Net cash used in financing activities	(29,541)	(39,844)

Effect of exchange rate changes on cash	(2,021)	4,252

Net decrease in cash and cash equivalents	(22,686)	(2,428)
Cash and cash equivalents, beginning of period	215,615	218,043

Cash and cash equivalents, end of period	$192,929	$215,615

Noncash net assets from acquisition	$110,211	$-